As filed with the Securities and Exchange Commission on February 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELME COMMUNITIES

(Exact name of Registrant as specified in its charter)

MARYLAND	53-0261100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7550 WISCONSIN AVE

SUITE 900

BETHESDA, MD 20814

(202) 774-3200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

W. Drew Hammond

7550 WISCONSIN AVE

SUITE 900

BETHESDA, MD 20814

(202) 774-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

PAUL D. MANCA, ESQ.

ELIZABETH L. BANKS, ESQ.

HOGAN LOVELLS US LLP

555 THIRTEENTH STREET, NW

WASHINGTON, D.C. 20004

(202) 637-5821

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

12,124 Common Shares

This prospectus relates to the offer and sale from time to time of up to 12,124 common shares of beneficial interest, or common shares, of Elme Communities (formerly known as Washington Real Estate Investment Trust), by the selling shareholders identified in this prospectus or in supplements to this prospectus, including up to 12,124 common shares that we may issue to certain holders of units of limited partnership interest in WashREIT Watergate 600 OP LP (“OP Units”), a Delaware limited partnership and subsidiary of Elme Communities, and to any of their pledgees, donees, transferees or other successors in interest upon tender of OP Units for redemption. See “Selling Shareholders.” This prospectus does not necessarily mean that the selling shareholders will offer or sell those shares. We cannot predict when or in what amounts the selling shareholders may sell any of the shares offered by this prospectus, whether or when any holders of OP Units will elect to redeem their OP Units or whether we will elect to satisfy any redemption of OP Units with cash or our common shares. The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are not offering for sale any common shares in the registration statement of which this prospectus is a part. We will not receive any of the proceeds from sales of our common shares by the selling shareholders, but will incur expenses.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “ELME”. On February 16, 2024, the last reported sale price of our common shares on the NYSE was $14.11 per share. Our principal executive offices are located at 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814 and our telephone number is (202) 774-3200.

You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in any of these securities.

Investing in our common shares involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities. See “Incorporation of Certain Information by Reference” and “Where to Find Additional Information” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2024.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” on page 22 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents that we incorporate by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”). Documents we subsequently file with the Securities and Exchange Commission (the “SEC”) and incorporate by reference will also contain forward-looking statements. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of federal securities laws. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that any transactions and events described in, or incorporated by reference into, this prospectus will happen as described (or that they will happen at all). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “predicts,” “expects,” “potential,” “project,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “strategy,” “intends,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in, or incorporated by reference into, this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (a) the risks associated with ownership of real estate in general and our real estate assets in particular; (b) the economic health of the areas in which our properties are located, particularly with respect to the greater Washington, DC metro and Sunbelt regions; (c) risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and our ability to realize any anticipated operational benefits from our internalization of community management functions; (d) the risk of failure to enter into and/or complete acquisitions and dispositions; (e) changes in the composition of our portfolio; (f) reductions in or actual or threatened changes to the timing of federal government spending; (g) the economic health of our residents; (h) the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdowns or recessions and geopolitical conflicts); (i) risks related to our ability to control our expenses if revenues decrease; (j) compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; (k) risks related to not having adequate insurance to cover potential losses; (l) changes in the market value of securities; (m) terrorist attacks or actions and/or cyber-attacks; (n) whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; (o) the availability and terms of financing and capital and the general volatility of securities markets; (p) the risks related to our organizational structure and limitations of share ownership; (q) failure to qualify and maintain our qualification as a real estate investment trust (“REIT”) and the risks of changes in laws affecting REITs; and (r) other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2023 Form 10-K filed on February 16, 2024.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our subsequent filings.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider any specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus and any accompanying prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our common shares. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

ELME COMMUNITIES

Elme Communities is a self-administered equity REIT successor to a trust organized in 1960. Our business primarily consists of the ownership of apartment communities in the greater Washington, DC metro and Sunbelt regions. As of December 31, 2023, we owned 28 apartment communities and one office property.

Our mission is to elevate the value living experience and create a place our residents are proud to call home by continuously focusing on service, efficiency, and innovation. We are focused on creating shareholder value by providing quality, affordably priced housing to a deep, solid, and growing base of mid-market demand. Our research indicates that affordability is a pressing rental issue at multiple price points across the mid-market rent spectrum. We believe that rents can be consistently grown if a portfolio’s price point does not compete directly with new product price points and wages for mid-market renters are growing. Furthermore, as the cost of homeownership continues to rise above affordable levels for median income earners, we expect to benefit from sustained demand for quality, affordably priced rental housing.

We acquire, develop, and renovate apartment communities that align with our research-led investment strategy, which is focused on the following:

•

targeting markets that have economies with diverse, innovative industries that drive outsized job creation, wage growth and in-migration, which we believe will benefit from these trends in the years to come;

•

targeting middle-income renters who make up the largest share of apartment demand in each of our current and target markets but for whom new apartment supply and the cost of owning a home is unaffordable;

•

executing value-add renovations that are tailored to each submarket, target renter group and individual community to provide an improved yet affordable living experience while enhancing shareholder value; and

•	targeting investment opportunities that provide the potential for significant appreciation in value and that have operating upside through community management strategies.

While we have historically focused our investments in the greater Washington, DC metro region, we expanded our footprint to the Atlanta metro region in 2021. Atlanta offers a range of diverse, innovative industries which we believe are poised to benefit from substantial job creation, rising wages, and continued migration in the coming years. As of December 31, 2023, we have acquired six apartment communities in the Atlanta metro region and we remain optimistic about the near and longer-term demand drivers in the Atlanta metro region.

As of December 31, 2023, we owned approximately 9,400 residential apartment homes in the Washington, DC metro and Sunbelt regions. We also owned approximately 300,000 square feet of commercial space in the Washington, DC metro region.

Our principal offices are located at 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814. Our telephone number there is (202) 774-3200. We maintain a website at www.elmecommunities.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus or any accompanying prospectus supplement.

Additional information about us is included in documents incorporated by reference into this prospectus. See “Where to Find Additional Information” on page 22 of this prospectus and “Incorporation of Certain Information by Reference” on page 22 of this prospectus. All references to “Elme Communities,” “we,” “our” and “us” in this prospectus means Elme Communities, a Maryland real estate investment trust, and all entities owned or controlled by us, including Watergate 600 OP LP, except where it is clear that the term means only Elme Communities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling shareholders. We have agreed, however, to pay certain expenses relating to the registration of the common shares under applicable securities laws.

DESCRIPTION OF COMMON SHARES

The following is a summary of provisions of Elme Communities’ shares of beneficial interest as of the date of this prospectus. This summary does not completely describe Elme Communities’ shares of beneficial interest. For a complete description of Elme Communities’ shares of beneficial interest, we refer you to Elme Communities’ declaration of trust and bylaws, each as amended and each of which is incorporated by reference in this prospectus. See “Where to Find Additional Information.”

General

Elme Communities’ declaration of trust provides that it is authorized to issue up to 160,000,000 shares of beneficial interest (which we refer to in this prospectus as shares) consisting of 150,000,000 common shares of beneficial interest, par value $.01 per share, which are referred to in this prospectus as Elme Communities’ “common shares,” and 10,000,000 preferred shares of beneficial interest, par value $.01 per share, which are referred to in this prospectus as Elme Communities’ “preferred shares.” As of February 16, 2024, there were 87,867,059 common shares outstanding and no preferred shares outstanding.

Elme Communities’ declaration of trust, as permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the “Maryland REIT Law”, contains a provision that permits our board of trustees, without shareholder approval, to amend the declaration of trust to increase the aggregate number of authorized common shares. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by Elme Communities’ shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Elme Communities’ securities may be listed or traded.

The Maryland REIT Law and Elme Communities’ declaration of trust and bylaws, provide that none of its shareholders will be personally liable, by reason of such shareholder’s status as a shareholder, for any of its obligations. Elme Communities’ declaration of trust and bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Elme Communities shall reimburse each shareholder for reasonable expenses in advance of final disposition of a proceeding to which the shareholder has been made or threatened to be made a party by reason of such status.

Elme Communities’ declaration of trust provides that, subject to the provisions of any class or series of preferred shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

•	election or removal of trustees;

•	amendment of the declaration of trust (except as otherwise provided in the declaration of trust, including an amendment to increase the number of authorized common shares);

•	Elme Communities’ termination;

•	Elme Communities’ merger or consolidation with another entity, or the sale of all or substantially all of Elme Communities’ property;

•	amendment of the bylaws; and

•

such other matters with respect to which the board of trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification

Except with respect to these matters, no action taken by Elme Communities’ shareholders at any meeting binds the board of trustees.

Authorization and Issuance

All common shares offered by this prospectus will be duly authorized, and, when issued, will be fully paid and nonassessable.

Voting Rights of Holders of Common Shares

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of beneficial interest, the holders of common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares, voting for and against the election of trustees can elect all of the trustees then standing for election. In the future, Elme Communities may issue one or more classes or series of preferred shares that vote together with the common shares as a single class or have other voting rights that differ from the voting rights of the holders of common shares.

Dividends, Liquidation and Other Rights

Holders of our common shares will be entitled to receive dividends when, as and if authorized by our board of trustees, as declared by Elme Communities, out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our shareholders in the event of any liquidation, dissolution or winding up of Elme Communities’ affairs, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights, if any, of holders of any other class or series of our shares and to the provisions of our declaration of trust relating to the restrictions on ownership and transfer of our shares.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any Elme Communities securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust, all common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Preferred Shares and Issue Additional Common Shares or Preferred Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares from time to time into one or more classes or series of preferred shares. Prior to issuance of preferred shares of each class or series, the board of trustees is required by the Maryland REIT Law and our declaration of trust to set for such class or series, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares and subject to the express terms of any class or series of shares then outstanding, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest. No preferred shares are presently outstanding.

To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our declaration of trust allows us to issue additional common shares and to classify unissued preferred shares and thereafter to issue the classified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A.

Exchange Listing

Elme Communities’ common shares are listed on the New York Stock Exchange under the symbol “ELME.”

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our declaration of trust and bylaws.

Number of Trustees; Vacancies

Our declaration of trust provides that the number of trustees on our board of trustees will be fixed exclusively by our board of trustees pursuant to our bylaws. Our bylaws provide that our board of trustees will consist of not less than the minimum required by the Maryland REIT Law and not more than eleven trustees. Our declaration of trust and bylaws provide that, except as otherwise provided in the terms of any class or series of our shares, any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, unless the vacancy occurring through removal has already been filled by the shareholders, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred. All members of the board of trustees are elected annually.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of our shares to elect or remove one or more trustees, a trustee may be removed from office only with cause and then only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote generally in the election of trustees.

Business Combinations

Under the Maryland General Corporation Law, or MGCL, as applicable to Maryland REITs, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the REIT’s shares (defined in the MGCL as an interested shareholder) or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any such business combination must generally be recommended by the board of trustees of such REIT and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the REIT and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the REIT other than shares held by the interested shareholder and the affiliates and associates of the interested shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the REIT’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the REIT prior to the time that the interested shareholder became an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board.

We have not elected to opt-out of the business combination statute as is permitted by Maryland law. Consequently, the business combination statute may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control of us under circumstances that otherwise could provide our shareholders with the opportunity to realize a premium over the then-current market price or that our shareholders may otherwise believe is in their best interests.

Control Share Acquisitions

The MGCL, as applicable to Maryland REITs, provides that a holder of “control shares” of a Maryland REIT acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the REIT. “Control shares” are outstanding voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (a) one-tenth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the REIT may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of shareholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the REIT.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Elme Communities’ shares of beneficial interest. There can be no assurance that this provision will not be amended or eliminated at any time in the future, and may be amended or eliminated with retroactive effect.

Unsolicited Takeovers

Subtitle 8 of Title 3 of the MGCL, as applicable to Maryland REITs, permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in its declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustees;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining trustees then in office (even if the remaining trustees do not constitute a quorum) and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a shareholder-requested special meeting of shareholders.

Through provisions in the declaration of trust and bylaws unrelated to Subtitle 8 of Title 3 of the MGCL, Elme Communities already requires the request of holders of a majority of outstanding shares to call a special meeting of shareholders, unless such special meeting is called by the chairperson of Elme Communities’ board of trustees, the president, the chief executive officer, or the board of trustees. The board of trustees of Elme Communities has the power, under Maryland law and without shareholder approval, to re-classify its board of trustees pursuant to the provisions of Subtitle 8 of Title 3 of the MGCL or elect to be subject to any of the other provisions described above.

Merger, Amendment of Declaration of Trust and Bylaws

Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with, or convert into, another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT’s declaration of trust. Under our declaration of trust, we cannot dissolve, merge with another entity, sell all or substantially all of our assets, or amend our declaration of trust without the affirmative vote of the holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Our board of trustees may amend the declaration of trust, without any action by the shareholders, (a) to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), or the Maryland REIT Law, (b) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL (e.g., to change the name of Elme Communities or the par value of any class or series of our shares) and (c) as otherwise provided by the Maryland REIT Law or in the declaration of trust.

Our bylaws may be altered, amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of our board of trustees or by our shareholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Limitation of Liability and Indemnification

Maryland law permits a Maryland REIT to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer of Elme Communities who is made or threatened to be made a party to the proceeding or (b) any individual who, while a trustee or officer of Elme Communities and at the request of Elme Communities, serves or has served as a trustee, director, officer, member, manager or partner of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, trustee or officer of Elme Communities. The rights to indemnification and advancement of expenses provided by our declaration of trust and bylaws vest immediately upon election of a trustee or officer. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of Elme Communities in any of the capacities described above and to any employee or agent of Elme Communities or a predecessor of Elme Communities.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

In addition, we have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Term and Termination

Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any class or series of our shares of beneficial interest then outstanding, after approval by a majority of the entire board of trustees, our shareholders, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve the dissolution of Elme Communities.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held each year on the date and at the time and place as determined by our board of trustees. Special meetings of shareholders may be called only by our board of trustees, the chairman of our board of trustees, our president or our chief executive officer, or by the secretary of Elme Communities to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised, and submitted to the shareholders for approval, by the board of trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders is delivered to Elme Communities in accordance with the Maryland REIT Law.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of other business to be considered by shareholders at the annual meeting may be made (a) pursuant to our notice of the meeting, (b) by our board of trustees or (c) by a shareholder who was a shareholder of record both at the time of giving of notice by the shareholder and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders. Nominations of individuals for election to our board of trustees may be made only (a) by our board of trustees, (b) by a shareholder that has requested that a special meeting be called for the purpose of electing trustees in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the shareholder proposes to nominate for election as a trustee or (c) provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of giving of notice by the shareholder and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

A shareholder’s notice must contain certain information specified by our bylaws about the shareholder, any shareholder associated person and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder, any shareholder associated person and any proposed nominee in us. The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The business combination provisions of the MGCL, the control share acquisition provisions of the MGCL (if the applicable provision in our bylaws is modified or rescinded), the unsolicited takeover provisions of the MGCL, the limitations on removal of trustees, the restrictions on the ownership and transfer of our shares of beneficial interest and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares of beneficial interest or might otherwise be in their best interest.

Restrictions on Ownership

Holders of common shares will be subject to the ownership restrictions of the declaration of trust. See “Restrictions on Ownership and Transfer.”

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares (after taking into account any options to acquire shares) may be owned, directly or indirectly, or through attribution, by five or fewer individuals (as defined in the Code to include certain entities or organizations) during the last half of a taxable year (commonly referred to as the “closely held test”).

Our declaration of trust contains restrictions on the ownership and transfer of our shares of beneficial interest that are intended to, among other purposes, assist us in complying with these requirements. Our declaration of trust provides that, subject to the exceptions described below, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares, referred to as the “Aggregate Share Ownership Limit,” or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding common shares, referred to as the “Common Share Ownership Limit.” The Aggregate Share Ownership Limit and the Common Share Ownership Limit are referred to collectively as the “Ownership Limits.”

The declaration of trust further prohibits (a) any person from beneficially or constructively owning shares that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to beneficial or constructive ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) and (b) any person from transferring shares if such transfer would result in shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares that resulted in a transfer of shares to the charitable trust (as described below), is required to give notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior notice, and provide us with such other information as we may request in order to determine the effect of such transfer, if any, on our status as a REIT.

The board of trustees, in its sole discretion, may exempt a proposed transferee from the Ownership Limits, which transferee is referred to in this prospectus as an “Excepted Holder.” However, the board of trustees may not grant such an exemption to any person if such exemption would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT. Also, in order to be considered by the board of trustees as an Excepted Holder, a person must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.8% interest in such a tenant. This restriction is designed to ensure that rents from a tenant will qualify as “rents from real property” in satisfying the gross income tests applicable to REITs under the Code. The person seeking an exemption must represent to the satisfaction of the board of trustees that it will not violate the two foregoing restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the charitable trust. The board of trustees may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT. The board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such an exemption.

The board of trustees may from time to time increase or decrease the Ownership Limits, unless, after giving effect to such decrease or increase, we would be “closely held” under Section 856(h) of the Code or otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or our shares of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common shares or our shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of all classes or series, as applicable, will violate the decreased ownership limit.

Pursuant to the declaration of trust, if any transfer of shares would result in shares being owned by fewer than 100 persons, such transfer will be null and void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any transfer of shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the other transfer or ownership limitations described above (a “Prohibited Owner”), then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares held in the charitable trust will be issued and outstanding shares. The Prohibited Owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust (the “Charitable Trustee”) will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the Charitable Trustee will be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Charitable Trustee. Any dividend or other distribution so paid to the Charitable Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the charitable trust, the Charitable Trustee will have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the charitable trust and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Charitable Trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, the Charitable Trustee must sell the shares held in the charitable trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee must distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our declaration of trust) of such shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the charitable trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then (a) such shares will be deemed to have been sold on behalf of the charitable trust and (b) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the Charitable Trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date that we, or our designee, accepts such offer. We will have the right to accept such offer until the Charitable Trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee will distribute the net proceeds of the sale to the Prohibited Owner.

All certificates evidencing our shares will bear a legend referring to the restrictions described above.

Every actual owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of shares, including common shares (which may not necessarily be the shareholder of record), will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Ownership Limits. In addition, each shareholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

The ownership limitations contained in the declaration of trust could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common shares of beneficial interest or otherwise be in the best interest of our shareholders.

SELLING SHAREHOLDERS

The common shares being registered for resale under this prospectus may be acquired upon redemption of OP Units which were issued in April 2017 in connection with our purchase of our Watergate 600 property. As the general partner of WashREIT Watergate 600 OP LP, we have the sole discretion to elect whether to redeem OP Units for cash or our common shares. If we elect to issue common shares in redemption of OP Units, we intend to issue the common shares in a private placement in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Each of the selling shareholders may from time to time offer and sell pursuant to this prospectus the common shares set forth opposite his or her name in the table below. The table below sets forth the names of the selling shareholders and the following information available to us as of the date of the prospectus:

•	the number of common shares beneficially owned by the selling shareholders;

•	the maximum number of shares that may be offered for sale by the selling shareholders under this prospectus;

•	the number of shares beneficially owned by the selling shareholders; and

•	the percentage of our outstanding common shares beneficially owned by the selling shareholders.

Because the selling shareholders may offer all, some or none of the common shares pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of common shares that will be held by the selling shareholders after completion of this offer. The following table has been prepared assuming that (1) all OP Units are tendered for redemption by the holders and that we issue common shares in redemption of such OP Units and (2) the selling shareholders sell all of our common shares beneficially owned by them (including any common shares issued in redemption of OP Units held by them) that have been registered by us and do not acquire any additional common shares during the offering. We cannot advise you as to whether the selling shareholders will in fact sell any or all of their common shares. Likewise, we cannot predict whether or when any holders of OP Units will elect to redeem their OP Units or whether we will elect to satisfy any redemption of OP Units with cash or our common shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

The selling shareholders listed in the table below may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to the Offering	Common Shares Offered Hereby	Common Shares Beneficially Owned After Completion of the Offering	Percentage of Outstanding Common Shares Beneficially Owned After Completion of the Offering(1)
Watergate Holdings I, LLC(2)(3)	6,062	6,062	0	*
Watergate Holdings II, LLC(2)(3)	6,062	6,062	0	*

*	Less than 1%.
(1)	Based on 87,867,059 common shares and 12,124 OP Units outstanding as of February 16, 2024.
(2)

Watergate Holdings I, LLC and Watergate Holdings II, LLC own their collective OP Units as tenants in common. David G. Bradley is the sole trustee of the David G. Bradley Management Trust, which owns all of the membership interests in Watergate Holdings I, LLC. Katherine B. Bradley is the sole trustee of the Katherine B. Bradley Management Trust, which owns all of the membership interests in Watergate Holdings II, LLC.

(3)

A tenant leasing 121,621 square feet under a long-term lease in one of our buildings is owned by David G. and Katherine B. Bradley, who are the ultimate owners of Watergate Holdings I, LLC and Watergate Holdings II, LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of material U.S. federal income tax consequences to you as a prospective holder of our securities is set forth in Item 9B of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 16, 2024, and incorporated by reference in and supplemented by this prospectus. As discussed under the caption “Incorporation of Certain Information by Reference,” we will incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We expect that future SEC filings under the Exchange Act will include summaries of material U.S. federal income tax consequences that will supersede and replace entirely all earlier such summaries.

The summary of material U.S. federal income tax consequences incorporated by reference is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of our common shares that we may issue. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of the securities.

PLAN OF DISTRIBUTION

We are registering the common shares covered by this prospectus to permit the selling shareholders to conduct public secondary trades of these common shares from time to time after the date of this prospectus. We have been advised by the selling shareholders that the selling shareholders or pledgees, donees or transferees of, or other successors in interest to, the selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the common shares as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling shareholders or from the purchasers of our common shares for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders pursuant to this prospectus. We will bear the fees and expenses incurred in connection with our obligation to register the resale of the common shares. However, the selling shareholders will pay all underwriting discounts, commissions and agent’s commissions, if any.

Determination of Offering Price by Selling Shareholders

The selling shareholders may offer their common shares pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the market, by the selling shareholders or by agreement between the selling shareholders and underwriters or dealers.

The public price at which our common shares trade in the future might be below the prevailing market price at the time the registration statement of which this prospectus is a part becomes effective. In determining the prices at which the selling shareholders may offer their common shares from time to time pursuant to this prospectus, we expect selling shareholders to consider a number of factors in addition to prevailing market conditions, including:

•	the information set forth in this prospectus and otherwise available to selling shareholders;

•	the history of and prospects for our industry;

•	an assessment of our management;

•	our present operations;

•	the trend of our revenues and earnings;

•	our earnings prospects;

•	the price of similar securities of generally comparable companies; and

•	other factors deemed relevant.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:

•	on any national securities exchange or quotation service on which our common shares are listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing of options whether the options are listed on an option exchange or otherwise;

•

through the settlement of short sales (except that no selling shareholder may satisfy its obligations in connection with short sales or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under this registration statement); or

•	a combination of any such methods or any other method permitted by applicable law.

In connection with sales of our common shares, selling shareholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of our common shares in the course of hedging their positions. The selling shareholders may also sell our common shares short and deliver our common shares to close out short positions, or loan or pledge our common shares to broker-dealers that in turn may sell the common shares.

The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of our common shares which may be resold thereafter pursuant to this prospectus if our common shares are delivered by the selling shareholders. However, if the common shares are to be delivered by the selling shareholders’ successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling shareholders to include the successors in interest as selling shareholders under this prospectus.

Selling shareholders might not sell any, or all, of our common shares offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer our common shares by other means not described in this prospectus.

To the extent required, upon being notified by a selling shareholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of our common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase of any agent, underwriter or broker-dealer(s), the name(s) of the selling shareholder(s) and of the participating agent, underwriter or broker-dealer(s), specific common shares to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling shareholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the common shares, and, if the selling shareholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell such pledged common shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling shareholders, in order for the common shares to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling shareholders to include the pledgee, transferee, secured party or other successors in interest as selling shareholders under this prospectus.

In addition, any securities registered and offered pursuant to this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our common shares may be sold in such states only through registered or licensed brokers or dealers.

The selling shareholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any common shares by the selling shareholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to the particular shares being distributed. All of the above may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Our common shares are listed on the New York Stock Exchange under the symbol “ELME.”

Underwriting Discounts and Commissions, Indemnification and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of our common shares pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of our common shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The selling shareholders and any brokers, dealers, agents or underwriters that participate with the selling shareholders in the distribution of our common shares pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions. Neither we nor any selling shareholder can presently estimate the amount of such compensation. If a selling shareholder is deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling shareholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Selling shareholders who are registered broker-dealers or affiliates of registered-broker dealers may be deemed underwriters under the Securities Act.

Pursuant to a registration rights agreement between us and the selling shareholders, we have agreed to indemnify each selling shareholder, each person, if any, who controls a selling shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their affiliates (and any officer, director, general partner or trustee thereof), partners, members, officers, directors, employees or representatives of any of the foregoing, against specified liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify us and each of our trustees and officers, and each person, if any, who controls us within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against specified liabilities arising under the Securities Act.

We have agreed, among other things, to bear all expenses, other than brokerage and sales commissions, fees and disbursements of the selling shareholders’ counsel, accountants and other advisors, and any transfer taxes, in connection with the registration and sale of our common shares pursuant to this prospectus.

LEGAL MATTERS

The validity of the offered securities by means of this prospectus and certain tax matters are being passed upon for Elme Communities by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The consolidated financial statements and schedules of Elme Communities incorporated by reference in Elme Communities’ Annual Report ( Form 10-K) for the year ended December 31, 2023, and the effectiveness of Elme Communities’ internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the common shares that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We maintain a website at www.elmecommunities.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or any applicable prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information by reference into this prospectus some information that is contained in other documents we file with the SEC. This means that we may disclose important information by referring you to other documents filed separately with the SEC that contain the information, including documents that we file after the date of this prospectus. The information that is incorporated by reference is considered to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2023;

(2)

Our definitive proxy statement filed with the SEC on April  6, 2023 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2022); and

(3)

The description of our common shares included in our Registration Statement on Form 8-A (SEC File No. 001-06622), filed with the SEC on December 4, 1998 under Section 12(b) of the Exchange Act as supplemented by the description contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022 and the description contained in this prospectus.

We also incorporate by reference into this prospectus additional documents that we may file after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Information in this prospectus may add to, update or change information in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in this prospectus. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of those documents. Information in a document filed after the date of this prospectus may add to, update or change information in this prospectus or in a previously filed document incorporated by reference in this prospectus. In that case, you should rely on the information in the later filed document.

You may request a copy of these filings and any amendments thereto and any other documents that are incorporated by reference in this prospectus at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. Please direct your request to: Investor Relations, Elme Communities, 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814, (202) 774-3200.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. No fees will be borne by the selling stockholder, other than underwriting discounts and commissions. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$0
Accountant’s Fees and Expenses	26,100
Legal Fees and Expenses	30,000
Printing Expenses	2,000
Miscellaneous	10,000

TOTAL	$68,100

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland REIT to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer of the registrant who is made or threatened to be made a party to the proceeding or (b) any individual who, while a trustee or officer of the registrant and at the request of the registrant, serves or has served as a trustee, director, officer, member, manager, trustee, employee, partner or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, trustee or officer of the registrant. The rights to indemnification and advancement of expenses provided by our declaration of trust and bylaws vest immediately upon election of a trustee or officer. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant or a predecessor of the registrant.

In addition, we have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

The Maryland REIT Law may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The board of trustees has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

ITEM 16. EXHIBITS.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

3.1	Articles of Amendment and Restatement of Declaration of Trust of Elme Communities, as amended	10-K	001-06622	3.1	2/17/2023

3.2	Amended and Restated Bylaws of Elme Communities, as amended	8-K	001-06622	3.1	9/20/2023

5.1	Opinion of Hogan Lovells US LLP as to the legality of the shares to be registered					X

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters					X

23.1	Consent of Ernst & Young LLP					X

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)					X

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)					X

24	Power of Attorney (included on signature page)					X

107	Filing Fee Table					X

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on February 20, 2024.

ELME COMMUNITIES

By:	/s/ Paul T. McDermott
Paul T. McDermott
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven M. Freishtat and W. Drew Hammond, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, and grants to the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul T. McDermott	Chairman, President and Chief Executive Officer	February 20, 2024
Paul T. McDermott

/s/ Jennifer S. Banner	Trustee	February 20, 2024
Jennifer S. Banner

/s/ Benjamin S. Butcher	Lead Independent Trustee	February 20, 2024
Benjamin S. Butcher

/s/ Susan Carras	Trustee	February 20, 2024
Susan Carras

/s/ Ellen M. Goitia	Trustee	February 20, 2024
Ellen M. Goitia

/s/ Thomas H. Nolan, Jr.	Trustee	February 20, 2024
Thomas H. Nolan, Jr.

/s/ Anthony L. Winns	Trustee	February 20, 2024
Anthony L. Winns

/s/ Steven M. Freishtat	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 20, 2024
Steven M. Freishtat

/s/ W. Drew Hammond	Senior Vice President, Chief Administrative Officer and Treasurer (Principal Accounting Officer)	February 20, 2024
W. Drew Hammond